                                EXPLANATORY NOTE

     The Registrant has previously registered 825,000 shares of its Common Stock on a Registration Statement on Form S-3 (Registration Statement No. 33-88258) to which this Post-Effective Amendment No. 1 relates. On August 3, 1995, the Company effected a three-for-two stock split in the form of a 50% share dividend to shareholders of record as of July 27, 1995 (the "Share Dividend"). Also as of that date, 66,226 Warrant Shares were surrendered to the Company pursuant to the net exercise provisions of the warrants to purchase Common Stock. On August 9, 1995, certain of the Selling Shareholders named herein sold 218,377 shares covered by this Registration Statement under another Registration Statement on Form S-3 (Registration Statement No. 33-94864) (the "Subsequent Registration Statement"). The information set forth herein reflects (i) the Share Dividend,
(ii) the net exercise of the warrants, and (iii) the sales made under the Subsequent Registration Statement.

                                 952,897 SHARES

                                      LOGO

                                  COMMON STOCK

                               ------------------

     This prospectus ("Prospectus") relates to the offering (the "Offering") from time to time by certain persons named in this Prospectus (the "Selling Shareholders") of 952,897 shares (the "Shares") of Common Stock, no par value per share, of Edmark Corporation (the "Company"). The Company will not receive any proceeds from the Offering.

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "EDMK." On November 2, 1995, the last sale price for the Common Stock as reported on the Nasdaq National Market was $43.75 per share.

                               ------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Selling Shareholders directly, or through agents, dealers, underwriters, or market makers, may offer and sell from time to time all or any part of the Shares in amounts and on terms to be determined at the time of sale. To the extent required, the specific Shares to be sold, the names of the Selling Shareholders, the respective purchase price and public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. Offers or sales of the Shares have not been registered or qualified under the laws of any country other than the United States. See "Plan of Distribution."

     The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any. By agreement, the Company will pay substantially all of the expenses incident to the registration of the Shares, except for underwriting discounts and selling commissions associated with the sale of the Shares, all of which shall be paid by the Selling Shareholders. See "Plan of Distribution" herein for a description of indemnification arrangements for agents, dealers and underwriters.

               THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and information statements and other information concerning the Company can be inspected and copies at the public reference facilities of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed a Registration Statement on Form S-3 (Registration Statement No. 33-88258) (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), concerning the Shares covered by this Prospectus. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company's Common Stock is traded on the Nasdaq National Market. Reports and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Company furnishes its shareholders with annual reports containing financial statements audited by its independent auditors and with quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995; and

          (b) The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed with the Commission on June 7, 1991.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference into this Prospectus.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus, or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates by reference). Such requests should be directed to the Secretary of the Company, Paul N. Bialek, 6727 185th Avenue, N.E., Redmond, Washington 98052, telephone (206) 556-8400.

                                  RISK FACTORS

     An investment in the shares of Common Stock involves a high degree of risk. In evaluating an investment in the Common Stock, prospective investors should carefully consider the following factors in addition to the other information in this Prospectus.

     Quarterly Fluctuations and Seasonality. The Company's quarterly operating results have fluctuated in the past and may continue to fluctuate as a result of the number, amount and timing of new product introductions, product shipments, acceptance by consumers of new products, product mix, product returns, marketing expenditures, promotional programs and product development expenditures. Also, the consumer software category in general is experiencing a shift in sales from floppy disk based products to those on CD-ROM and is anticipated to experience a further shift in sales from Windows 3.1 and MS-DOS-based products to Windows 95 products. These shifts may adversely affect consumer acceptance of the Company's products and the Company's results of operations. A significant portion of the Company's operating expenses is relatively fixed, and planned expenditures in any given quarter are based on sales forecasts. If net revenues do not meet the Company's expectations in any given quarter, operating results would be adversely affected. In addition, if planned product introductions are delayed beyond their peak selling seasons, the Company's business, financial condition and operating results could be adversely affected in any particular quarter.

     The Company's business has been highly seasonal, and its quarterly operating results have fluctuated substantially. Sales of the Company's multimedia educational software products in the consumer channel exhibit a strong seasonal trend, with sales higher during the second quarter, which includes the holiday selling season. Sales of multimedia educational software products and special education products in the education channel tend to be higher during the spring and summer, the Company's fourth and first fiscal quarters, which encompass peak buying periods under school budget cycles.

     Dependence on New Product Development; Product Delays. The Company's success is largely dependent on its ability to develop new products. The Company also depends on product upgrades and enhancements to lengthen the life cycle of its products. The development of new products and the incorporation of new technologies into its existing products may in the future require greater development time and expense than the Company has experienced to date. The Company has increased, and anticipates that it will continue to increase, the resources devoted to new product development. Also, the emergence of new technologies and increasing competition are expected to cause the Company to invest significantly more time and resources in establishing technological and market feasibility of its products.

     In the past, the Company has experienced delays in the introduction of its products, and may experience such delays in the future. A significant delay in the introduction of a new product could adversely affect the success of the product and the Company's operating results. There can be no assurance that the Company will be able to introduce successful new products in the future, nor any assurance that products will be introduced on schedule.

     Technological Change. The Company must manage its software development efforts to anticipate and adapt to changes in popular computer operating environments and other evolving technologies. The Company's multimedia educational software products are designed for use on Macintosh, MS-DOS and Microsoft Windows operating environments. The Company also has adapted many of its consumer products to operate under the Windows environment and on CD-ROM. The Company will continue to evaluate other computer platforms and operating environments for its products as they may become available. There can be no assurance that the Company will be able to anticipate and adapt to changes in computer platforms and other evolving technologies in a timely manner.

     Technological advances are providing opportunities for improvement in the sophistication, technical capability and performance of educational and other software products. The Company expects that these trends will result in increased demand for consumer software utilizing the sound, graphics and data capabilities of the latest hardware technology, and may also result in increased development costs, shorter life cycles, and the need for increasingly sophisticated development teams and tools. There can be no assurance that the Company will be able to meet these demands in a competitive or cost-effective manner. See "Business -- Product Development."

     Harcourt Termination Right. The Company recently entered into an agreement with Harcourt, a publisher in the educational market, to co-fund the development of new multimedia educational software products. However, there is no commitment as to the number of products to be developed, or the time period over which such products will be developed. In addition, Harcourt has the right at any time to terminate the agreement or to terminate any co-funding commitments by Harcourt (subject to payment of certain fees). If Harcourt chooses to exercise its termination rights under the agreement, the Company's operating results would be adversely affected.

     Competition. The educational software industry in which the Company operates is very competitive. Many competitors have substantially greater financial, technical, marketing and distribution resources than the Company. In the consumer market, the Company competes against a large number of companies of varying sizes and resources, including Broderbund Software, Inc., Davidson & Associates, The Walt Disney Company, The Learning Company, Maxis, Inc., Microsoft Corporation ("Microsoft"), Minnesota Educational Computing Corporation ("MECC") and Sierra On-Line, Inc., as well as a number of other privately and publicly held companies. There is an increasing number of competitive products offered by a growing number of companies. Increased competition in the consumer market for multimedia educational software may result in a loss of retail shelf space, reduction in sell-through of the Company's products, or additional price competition, any of which could have a material adverse effect on the Company's operating results. In the school market, the Company competes against many of these same companies and against other companies specializing in software and print products for the special education and general education markets. Existing competitors may continue to broaden their product lines, and potential competitors, including larger computer or software manufacturers, entertainment companies and educational publishers, may enter or increase their focus on the educational software market, resulting in greater competition for the Company.

     The Company's TouchWindow product line competes with other touch-sensitive computer monitors and screens and other types of alternative input devices in the school market. Many of these products are offered by companies with greater resources than the Company. Management believes that companies with greater resources and economies of scale may seek to enter this market and provide substantial competition.

     Dependence on Key Personnel. The Company's future success depends in large part on the continued services of its key product development, technical, marketing, sales and management personnel, and its ability to continue to attract, motivate and retain highly qualified employees. In particular, the Company is highly dependent upon the management services of Sally G. Narodick, Chairman and Chief Executive Officer, and upon the product development services of Donna G. Stanger, Vice President -- Product Development. The Company does not have key person life insurance covering any of its personnel. The Company's key employees may voluntarily terminate their employment with the Company at any time. Competition for such employees is intense and the process of locating key technical, product development and management personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy. Accordingly, the loss of services of key personnel or an inability to attract additional personnel as needed could have a material adverse effect upon the Company.

     Dependence on Distribution Channels. The Company sells its software products in both the consumer and the school markets and uses multiple channels of distribution, including distributors, specialty software stores, retail chains, computer superstores, mass merchants, discount warehouse stores, educational dealers, catalogs and direct mail. The Company has distribution relationships with several major independent software distributors, including ABCO, Ingram Micro Inc. ("Ingram") and Merisel Inc. Sales of the Company's products to Ingram accounted for 39% of the Company's consumer channel net revenues in fiscal 1995. The Company also has direct selling relationships with several of the major computer and software retailing and dealer organizations in the United States, including Egghead Software. The loss of, or significant reduction in sales volume attributable to, any of the Company's principal distributors or accounts sold through distributors or retailers could have a material adverse effect on the Company's business, operating results and financial condition.

     Management of Growth. The Company's business has grown rapidly in recent years. In particular, increases in resources devoted to new product development require greater coordination between the Company's research and development, marketing, sales and operations groups. To manage its growth effectively, the Company must continue to implement and improve its operational systems and to hire, train and manage its employees.

     Product Returns. The Company maintains a stock balancing policy that allows distributors and retailers to return products according to negotiated terms or pursuant to any promotional terms that may be in effect. The Company attempts to monitor and manage the volume of its sales to distributors and retailers to avoid their overstocking of the Company's products, but is not able to exercise significant control over such entities. The Company also accepts returns of defective, shelf-worn and damaged products at any time in accordance with negotiated terms. At the time of product shipment, the Company establishes allowances, including allowances for stock balancing, price protection and returns of defective, shelf-worn and damaged products, and for estimated potential future returns of products. Product returns that exceed the Company's allowances could materially adversely affect the Company's business and operating results. Furthermore, it may be difficult for the Company to accurately estimate allowances for products sold through new distribution channels, such as general mass merchandisers, with which the Company has limited past sales history or from which the Company receives little or no information regarding sales to end users.

     Risk of Software Errors or Failures. Software products as complex as those offered by the Company may contain undetected errors when first introduced or when new versions are released. The personal computer hardware environment is characterized by a wide variety of non-standard peripherals (such as sound cards and graphics cards) and configurations that make pre-release testing for programming or compatibility errors very difficult and time-consuming. The Company has experienced delays and significant technical support expenses in connection with system compatibility requirements and quality assurance issues associated with its products in the past. There can be no assurance that, despite testing by the Company, errors will not be found in new products or releases after commencement of commercial shipments, resulting in loss of or delay in market acceptance, which could have a material adverse effect on the Company's business, operating results and financial condition.

     Stock Price Volatility. There is currently only a limited trading market for the Company's Common Stock. The trading price of the Company's Common Stock has been and in the future could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, changes in earnings estimates by securities analysts, general conditions in the software, computer and education industries, the limited trading market in the Company's Common Stock and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations that have particularly affected the market price of many high technology companies and that often have been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. The trading prices of many high technology companies' stocks, including the Common Stock of the Company, are at or near their historical highs and reflect price/earning ratios substantially above historical norms, especially with respect to the Company. There can be no assurance that the trading price of the Company's Common Stock will remain at or near its current level.

     Protection of Proprietary Rights. The Company regards its software and other education products as proprietary and relies primarily on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. The Company does not have any patents or patent applications pending with respect to any of its products. The Company does not include any mechanisms to prevent or inhibit unauthorized copying, nor does the Company currently rely on "shrink-wrap" licenses that restrict copying and use of its software products. The Company is aware that unauthorized copying occurs within the software industry, and if a significant amount of unauthorized copying of the Company's products were to occur, the Company's business, financial condition and operating results could be adversely affected. As the number of software products in the industry increases and the functionality of these products further overlaps, software developers may increasingly become subject to infringement claims. Although there are currently no infringement claims against the Company, there can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products, or that any such assertion will not require the Company to enter into royalty arrangements or incur significant litigation costs.

                              SELLING SHAREHOLDERS

     The Selling Shareholders purchased their Shares and warrants to purchase the Warrant Shares on February 3, 1994. In connection with such purchase, the Company agreed to file a registration statement with the Commission covering the Shares and Warrant Shares issued to each Selling Shareholder and to indemnify each Selling Shareholder against claims made against them arising out of, among other things, statements made in such registration statement. In addition, the Company agreed to cause this registration statement to remain effective until February 3, 1996, or until all the Shares and Warrant Shares are sold, whichever is earlier.

     As of August 3, 1995, all of the Selling Shareholders exercised their warrants to purchase Common Stock. Therefore, the Warrant Shares are now Shares of Common Stock. The following table provides certain information with respect to the Shares held and to be offered under this Prospectus from time to time by each Selling Shareholder. Because the Selling Shareholders may sell all or part of their Shares pursuant to this Prospectus, and this Offering is not being underwritten on a firm commitment basis, no estimate can be given as to the number and percentage of Shares that will be held by each Selling Shareholder upon termination of this Offering. All Shares received by the Selling Shareholders in the above-mentioned transaction are, however, covered by this Prospectus, such that if all Shares listed below are sold, the Selling Shareholders will not hold any Shares received in such transaction upon termination of this Offering. See "Plan of Distribution."

                   NAME                                                     NUMBER OF SHARES
                   ----                                                     ----------------
Kleiner Perkins Caufield & Byers VI, L.P...................................      734,366
KPCB VI Founders Fund......................................................      112,654
Roanoke Investors' Limited Partnership.....................................       37,500
Ironwood Capital...........................................................       68,377
                                                                                 -------
          Total............................................................      952,897
                                                                                 =======

Douglas J. Mackenzie, a limited partner of KPCB VI Associates, a California general partnership and the general partner of Kleiner Perkins Caufield & Byers VI, L.P. and KPCB VI Founders Fund, and Timothy Mott, a general partner of Ironwood Capital, were appointed to the Board of Directors of the Company in connection with the purchase of the Shares and Warrant Shares mentioned above.

Frances M. Conley, a shareholder, director and principal of Roanoke Capital, Ltd., the general partner of Roanoke Investors' Limited Partnership, has been a member of the Board of Directors of the Company since July 1, 1992. Except as otherwise noted above, the Company is unaware of any material relationship between any of the Selling Shareholders and the Company in the past three years other than as a result of the ownership of the Shares.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by any of the Selling Shareholders or by donees or transferees, directly or through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or the purchasers of Shares for whom they may act as agent. The Shares or any part of the Shares may be sold in amounts and on terms to be determined at the time of sale, including, without limitation, block trades, in the over-the-counter market, through an exchange or otherwise, at negotiated prices or at or relating to quoted market prices then prevailing. The Selling Shareholders reserve the sole right to accept and, together with any agent of the Selling Shareholders, to reject in whole or in part any proposed purchase of the Shares. The Selling Shareholders will pay any sales commissions or other seller's compensation applicable to such transactions. All proceeds of any sale transactions will go to the Selling Shareholder involved in the transaction.

     To the extent required, the amount of the Shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth by the Company in a Prospectus Supplement accompanying this Prospectus or, if appropriate, a post-effective amendment to the Registration Statement. The Selling Shareholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

     Offers or sales of the Shares have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to such Shares for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each Selling Shareholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders or any such other person. All of the foregoing may affect the marketability of the Shares and the brokers' and dealers' ability to engage in market-making activities with respect to the Shares.

     Pursuant to an agreement with the Selling Shareholders, the Company will pay substantially all of the expenses incident to the registration of the Shares, estimated to be approximately $25,000. Under agreements entered into with the Company, the Selling Shareholders will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES

AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                                 LEGAL MATTERS

     The validity of the Common Stock offered by this Prospectus will be passed upon by Lane Powell Spears Lubersky, Seattle, Washington. As of the date of this Prospectus, a member of that firm beneficially owned 14,625 shares of Common Stock of the Company.

                                    EXPERTS

     The financial statements and schedule of the Company as of June 30, 1995 and 1994, and for each of the years in the three-year period ended June 30, 1995, have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, which is also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for income taxes effective July 1, 1993.

------------------------------------------------------
------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
Risk Factors..........................    3
Selling Shareholders..................    6
Plan of Distribution..................    7
Legal Matters.........................    8
Experts...............................    8

------------------------------------------------------
------------------------------------------------------



            ------------------------------------------------------
            ------------------------------------------------------

                                 952,897 SHARES

                                      LOGO

                                  COMMON STOCK

                              -------------------

                                   PROSPECTUS

                              -------------------

                               November   , 1995

            ------------------------------------------------------
            ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

     3.1    Restated Articles of Incorporation (incorporated by reference to Form 10-K for the year ended June 30, 1990).
     3.2    Bylaws (as amended January 20, 1992) (incorporated by reference to Form 10-Q for the three month period ended December 31, 1991).
     4.1    Specimen of Common Stock Certificate (incorporated by reference to Form 10-K for the year ended June 30, 1993).
     5.1*   Opinion of Lane Powell Spears Lubersky regarding legality.
    10.1    Edmark Corporation Stock Option Plan (restated as of August 30, 1994)
            (incorporated by reference to Form S-8, Registration No. 33-88256).
    10.2    Lease between Therriault-Fleck and Edmark Corporation dated March 21, 1991
            (incorporated by reference to Form 10 filed June 7, 1991).
    10.3    Redmond East Business Campus Lease (incorporated by reference to Form 10-K for the year ended June 30, 1993).
    10.4    Narrative Description of the Management Incentive Awards Program of Edmark
            Corporation (incorporated by reference to Form 10-K for the year ended June 30,
            1993).
    10.5    Directors' Stock Option Agreement for each of Allan Epstein, Harvey N. Gillis,
            Allen Glenn, R. Alex Polson and W. Hunter Simpson (incorporated by reference to
            Form 10-K for the year ended June 30, 1992).
    10.6    Master Development and Distribution Agreement dated January 1, 1995 (incorporated by reference to Form 10-Q/A-2 for the three month period ended March 31, 1995).
    23.1*   Consent of Lane Powell Spears Lubersky (contained in its opinion filed as Exhibit
            5.1).
    23.2    Consent of KPMG Peat Marwick LLP.
    24.1*   Power of Attorney (contained on signature page).

---------------
* Previously filed.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on November 3, 1995.

                                          EDMARK CORPORATION


                                          By /s/         PAUL BIALEK
                                            ------------------------------------
                                                       Paul N. Bialek
                                               Vice President -- Finance and
                                                       Administration,
                                                  Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/           SALLY G. NARODICK             Chairman, Chief Executive       November 3, 1995
------------------------------------------  Officer and Director
              Sally G. Narodick             (Principal Executive Officer)

/s/             PAUL BIALEK                 Vice President -- Finance and   November 3, 1995
------------------------------------------  Administration, Treasurer and
              Paul N. Bialek                Secretary (Principal
                                            Financial and Accounting
                                            Officer)

/s/          FRANCES M. CONLEY              Director                        November 3, 1995
------------------------------------------
             Frances M. Conley

                                            Director
------------------------------------------
               Allan Epstein

/s/          HARVEY N. GILLIS               Director                        November 3, 1995
------------------------------------------
             Harvey N. Gillis

/s/         ALLEN GLENN, PH.D.              Director                        November 3, 1995
------------------------------------------
            Allen Glenn, Ph.D.

                                            Director
------------------------------------------
           Douglas J. Mackenzie

                                            Director
------------------------------------------
               Timothy Mott

/s/          W. HUNTER SIMPSON              Director                        November 3, 1995
------------------------------------------
             W. Hunter Simpson

/s/           RICHARD S. THORP              Director                        November 3, 1995
------------------------------------------
             Richard S. Thorp

                               INDEX TO EXHIBITS

                                                                                  SEQUENTIALLY
EXHIBIT NO.                         DESCRIPTION OF EXHIBIT                        NUMBERED PAGE
-----------                         ----------------------                        -------------
     3.1      Restated Articles of Incorporation (incorporated by reference to
              Form 10-K for the year ended June 30, 1990).......................
     3.2      Bylaws (as amended January 20, 1992) (incorporated by reference to
              Form 10-Q for the three month period ended December 31, 1991).....
     4.1      Specimen of Common Stock Certificate (incorporated by reference to
              Form 10-K for the year ended June 30, 1993).......................
     5.1*     Opinion of Lane Powell Spears Lubersky regarding legality.........
    10.1      Edmark Corporation Stock Option Plan (restated as of August 30,
              1994) (incorporated by reference to Form S-8, Registration No.
              33-88256).........................................................
    10.2      Lease between Therriault-Fleck and Edmark Corporation dated March
              21, 1991 (incorporated by reference to Form 10 filed June 7,
              1991).............................................................
    10.3      Redmond East Business Campus Lease (incorporated by reference to
              Form 10-K for the year ended June 30, 1993).......................
    10.4      Narrative Description of the Management Incentive Awards Program
              of Edmark Corporation (incorporated by reference to Form 10-K for the year ended June 30, 1993).....................................
    10.5      Directors' Stock Option Agreement for each of Allan Epstein,
              Harvey N. Gillis, Allen Glenn, R. Alex Polson and W. Hunter
              Simpson (incorporated by reference to Form 10-K for the year ended
              June 30, 1992)....................................................
    10.6      Master Development and Distribution Agreement dated January 1,
              1995 (incorporated by reference to Form 10-Q/A-2 for the three month period ended March 31, 1995)................................
    23.1*     Consent of Lane Powell Spears Lubersky (contained in its opinion filed as Exhibit 5.1).............................................
    23.2      Consent of KPMG Peat Marwick LLP..................................
    24.1*     Power of Attorney (contained on signature page)...................

---------------
* Previously filed.